SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  August 27, 1996

                         BALCOR EQUITY PROPERTIES-XII
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                           Exact Name of Registrant


Illinois                                0-11126
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3169763
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Sandridge Apartments, Phase I

In 1982, the Partnership acquired Sandridge Apartments, Phase I, Pasadena, Texas, utilizing approximately $3,917,000 in offering proceeds. The property was acquired subject to mortgage financing of $7,640,000 which included a first mortgage loan from a third party of approximately $6,645,000 and an unsecured loan from the seller of approximately $995,000 ("Seller's Note"). An affiliate of the General Partner purchased the first mortgage loan in 1987. Pursuant to a settlement with the seller in 1988, the principal balance of the Seller's Note was reduced to $500,000. In 1994, the Partnership paid $150,000 in full satisfaction of the Seller's Note. The first mortgage loan was refinanced in 1989 with a new $5,334,000 first mortgage loan from a third party and a $1,692,596 unsecured loan from an affiliate of the General Partner (the "Affiliate Loan"). In 1994, the first mortgage loan was refinanced with a new $5,921,000 first mortgage loan from a third party. The Partnership received excess refinancing proceeds of $392,000. In addition, the Affiliate Loan was repaid with funds borrowed from the General Partner. The General Partner loan has been partially repaid from Partnership operations and had an outstanding balance of $440,724 at June 30, 1996.

On August 27, 1996, the Partnership contracted to sell the property for a sale price of $8,616,667 to an unaffiliated party, Alliance Holdings, L.L.C., an Illinois limited liability company. The purchaser has deposited $75,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing, scheduled for September 30, 1996. From the proceeds of the sale, the Partnership will pay the outstanding balance of the first mortgage loan which is expected to be approximately $5,837,000 at closing, a prepayment penalty of approximately $150,000 and $129,250 to a third party as a brokerage commission. An affiliate of the third party providing property management services for the property will receive a fee of $64,625 for services rendered in connection with the sale of the property. The Partnership will receive the remaining proceeds of approximately $2,436,000 less closing costs. A portion of these proceeds is expected to be used to repay the remaining balance of the General Partner loan.

Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

An affiliate of the General Partner has simultaneously contracted to sell Sandridge Apartments, Phase II, located adjacent to Phase I, to the purchaser. In the event that the agreement of sale for Phase I or Phase II is terminated for any reason, the agreement of sale for the other phase will also be terminated. In addition, affiliates of the General Partner have recently contracted to sell two other properties to the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions, including the sale of Phase II. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 5.  OTHER EVENTS
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Brierwood Apartments

As previously reported, on April 23, 1996, the Partnership contracted to sell Brierwood Apartments, Jacksonville, Florida, to an unaffiliated party, ERP Operating Limited Partnership, an Illinois limited partnership, for a sale price of $5,250,000. The sale closed on August 30, 1996. From the proceeds of the sale, the Partnership paid the outstanding balance of the first mortgage loan of $3,749,391, legal fees of approximately $15,000 and a $65,625 fee to an affiliate of the third party providing property management services for the property for services rendered in connection with the sale of the property. Pursuant to the agreement of sale, the purchaser paid all closing costs relating to the sale, including title charges. The Partnership received approximately $1,420,000 of remaining proceeds. Of such amount, $500,000 is being retained by the Partnership and will not be available for use or distribution by the Partnership until 120 days after closing.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (a) Agreement of Sale and attachment thereto relating to the sale of Sandridge Apartments, Phase I, Pasadena, Texas.

               (b) Modification Agreement relating to the sale of Sandridge Apartments, Phase I, Pasadena, Texas.


     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR EQUITY PROPERTIES-XII

                         By:  Balcor Partners-XII, an Illinois
                              general partnership, its general partner

                         By:  RGF-Balcor Associates-II, an Illinois
                              general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  September 11, 1996
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